CUSIP No. 04351P101	Exhibit 99.1

Agreement of Joint Filing

The undersigned hereby agree that a single Schedule 13D (or any amendment thereto) relating to the American Depositary Shares of Ascendis Pharma A/S shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13D.

Date: March 2, 2018

Vivo Ventures VII, LLC

By:	/s/ Albert Cha
Name: Albert Cha Title: Managing Member

Vivo Ventures Fund VII, L.P.
By:	Vivo Ventures VII, LLC, its General Partner

By:	/s/ Albert Cha
Name: Albert Cha Title: Managing Member

Vivo Ventures VII Affiliates Fund, L.P.
By:	Vivo Ventures VII, LLC, its General Partner

By:	/s/ Albert Cha
Name: Albert Cha Title: Managing Member

Vivo Opportunity, LLC

By:	/s/ Albert Cha
Name: Albert Cha Title: Managing Member

Vivo Opportunity Fund, L.P.
By:	Vivo Opportunity, LLC, its General Partner

By:	/s/ Albert Cha
Name: Albert Cha Title: Managing Member